PLEDGE AGREEMENT PPV-PREPAID VARIABLE FORWARD TRANSACTION

THIS PLEDGE AGREEMENT (this “Pledge Agreement”) is entered into as of November 12, 2015, between Liberty Global Incorporated Limited, a limited liability company incorporated in England and Wales (“Pledgor”), and Bank of America, N.A. (“Secured Party”).

WHEREAS, Pledgor and Secured Party have entered into (i) a prepaid variable forward transaction, as evidenced by a confirmation dated the date hereof (the “PPV Confirmation”) which supplements, forms a part of, and is subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Master Agreement”) between Pledgor and Secured Party as if the parties had executed an agreement in such form, without any Schedule thereto, but containing all elections, modifications and amendments thereto made in such PPV Confirmation (the PPV Confirmation, the Master Agreement, and  any other agreement entered into between the parties that provides that the Pledgor’s obligations thereunder are secured under this Pledge Agreement, as amended, modified or supplemented from time to time, collectively, the “PPV Transaction Documents”) with respect to the common shares, without par value (the “Shares”) of Lions Gate Entertainment Corp. (the “Issuer”); and

WHEREAS, Pledgor and Secured Party are entering into this Pledge Agreement in order to secure Pledgor’s obligations under the PPV Transaction Documents;

NOW, THEREFORE, in consideration of their mutual covenants contained herein and to secure the full and punctual observance and performance by Pledgor of all Secured Obligations (as defined herein), the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

Section 1. Definitions.  Capitalized terms used herein and not defined herein have the meaning set forth or incorporated in the PPV Transaction Documents.  As used herein, the following words and phrases shall have the following meanings:

“Additions and Substitutions” has the meaning provided in Section 2(a) of this Pledge Agreement.

“Affected Component” has the meaning provided in Section 5(f)(ii) of this Pledge Agreement.

“Authorized Officer” of Pledgor means any officer, managing member or general partner (or any officer thereof), as applicable, as to whom Pledgor shall have delivered notice to Secured Party that such managing member, general partner or officer is authorized to act hereunder on behalf of Pledgor.

“Bankruptcy Code” means the United States Bankruptcy Code, Title 11 of the United States Code, as amended.

“Base Number” means, with respect to a Component (as defined in the PPV Confirmation), the Number of Shares (as defined in the PPV Confirmation) for such Component.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are required or authorized to close under the laws of, or are in fact closed, in New York.

“Cash” means U.S. Dollars.

“Collateral” has the meaning provided in Section 2(a) of this Pledge Agreement.

“Collateral Account” means the account in the name of Pledgor established and maintained at the Custodian with account number 602977.1.

“Collateral Event of Default” means, at any time, the occurrence of either of the following: (A) failure of the Collateral to include Shares at least equal in number to the aggregate Base Numbers for all Components outstanding at such time; or (B) failure at any time of the Security Interests (other than as a result of action or omission of Secured Party or any Person with a claim against Secured Party or Custodian) to constitute valid and perfected security interests in all of the Collateral, subject to no prior or equal Lien in favor of any Person other than Secured Party or Custodian or any person claiming by or through Secured Party or Custodian, or assertion of such by Pledgor in writing. For the avoidance of doubt, the Collateral shall include Shares rehypothecated pursuant to Section 5(f) of this Pledge Agreement.

“Control” means “control” as defined in Section 8-106 and Section 9-106 of the UCC.

“Custodian” means Bank of America, N.A. and its successors.

“Default Event” means (i) any Collateral Event of Default, (ii) any Event of Default (as defined in the PPV Transaction Documents) with respect to Pledgor for which an Early Termination Date (as defined in the PPV Transaction Documents) has occurred or been designated or (iii) any Termination Event (as defined in the PPV Transaction Documents) as to which Pledgor is the sole Affected Party (as defined in the PPV Transaction Documents) and for which an Early Termination Date (as defined in the PPV Transaction Documents) has occurred or been designated; provided, however, that Secured Party shall, with respect to any event described in clause (ii) or (iii) above, provide written notice to Pledgor not less than one Business Day prior to the designation of an Early Termination Date..

“Initial Shares” means a number of Shares equal to the aggregate Number of Shares for all Components as of the Trade Date.

“Investor Rights Agreement” means the Investor Rights Agreement, dated November 10, 2015, among MHR Fund Management, LLC, Pledgor, Discovery Lightning Investments Ltd., Lions Gate Entertainment Corp., Liberty Global plc, Discovery Communications, Inc. and the Mammoth Funds (as defined therein).

“Investor Rights Agreement Restriction” means the restriction under Section 4.01 of the Investor Rights Agreement, as such provision is in effect on the date hereof.

“Issuer” has the meaning provided in the recitals to this Pledge Agreement.  The term “Issuer” shall also include the issuer of or obligor on any shares or other securities or property that holders of the shares of Lions Gate Entertainment Corp. or any successors thereto receive as a result of a spin-off, recapitalization, merger, consolidation or other corporate action of Lions Gate Entertainment Corp or any successor.

“Lien” means any lien, mortgage, security interest, pledge, charge or encumbrance of any kind.

“Master Agreement” has the meaning provided in the recitals to this Pledge Agreement.

“Permitted Lien” means (i) any tax Lien in respect of any amount that is either not yet due or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which the Pledgor has set aside adequate reserves,

(ii) any inchoate (i.e., pre-docketed) tax Lien arising under Section 6321 of the U.S. Internal Revenue Code of 1986, as amended, in respect of an amount that is being (or is expected, in the ordinary course of Pledgor’s business, to be) contested in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which the Pledgor has set aside (or expects, in the ordinary course of Pledgor’s business, to set aside) adequate reserves, (iii) any other Lien arising by operation of law, (iv) Liens in favor of Secured Party or any person claiming by or through Secured Party or (v) Liens in favor of Custodian or any person claiming by or through Custodian.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Pledged Items” means, as of any date, any and all securities (or security entitlements in respect thereof) and instruments, cash, financial assets or other property delivered by Pledgor or otherwise received by or on behalf of Secured Party to be held by or on behalf of Secured Party under this Pledge Agreement as Collateral hereunder, including without limitation the Initial Shares delivered pursuant to Section 5.

“Pledgor” has the meaning provided in the introductory paragraph of this Pledge Agreement.

“PPV Confirmation” has the meaning provided in the recitals to this Pledge Agreement.

“PPV Transaction Documents” has the meaning provided in the recitals to this Pledge Agreement.

“Secured Obligations” means, at any time, any and all obligations, covenants and agreements of any kind whatsoever of Pledgor to Secured Party under (i) the PPV Transaction Documents and (ii) this Pledge Agreement, whether with respect to the payment of money, delivery of securities or other instruments or property or otherwise, whether now in existence or hereafter arising.

“Secured Party” has the meaning provided in the introductory paragraph of this Pledge Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Law Transfer Restrictions” means, with respect to the Shares, any Transfer Restriction under the Securities Act due to Pledgor being an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Issuer or the relevant securities constituting “restricted securities” (within the meaning of Rule 144 under the Securities Act) but only to the extent Secured Party has not completed its sale of a number of Shares equal to the Number of Shares (as defined in the PPV Transaction Documents) pursuant to the registration statement in accordance with the Underwriting Agreement (as defined in the PPV Transaction Documents).

“Security Interests” means the security interests in the Collateral created hereby.

“Shares” has the meaning provided in the recitals to this Pledge Agreement.  The term “Shares” shall also include any security entitlements in respect thereof and any securities or other property that constitutes Shares under the PPV Transaction Documents.

“Transfer Restriction” means, with respect to any property or item of Collateral (including, in the case of securities, security entitlements in respect thereof), any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such property or item of Collateral, including, without limitation, (i) any requirement that any pledge, sale, assignment, transfer or exercise or enforcement of, or with respect to, such property or item of Collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such property or item of Collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such property or item of Collateral, prior to the sale, pledge, assignment or other transfer or exercise or enforcement of, or with respect to, such property or item of Collateral, (iv) any registration or qualification requirement or prospectus delivery requirement for such property or item of Collateral pursuant to any applicable federal, state or foreign securities law (including, without limitation, any such requirement arising under the Securities Act), and (v) any legend or other notification appearing on any certificate representing such property or item of Collateral to the effect that any such condition or restriction exists; provided, however, that each of the following shall not constitute a “Transfer Restriction” (collectively, “Excluded Transfer Restrictions”): (i) the required delivery of any assignment, stock power, instruction or entitlement order from the seller, pledgor, assignor or transferor of a security or other item of Collateral, together with any evidence of the authority of the Person executing or delivering such assignment, stock power, instruction or entitlement order and (ii) the fact that the Secured Party may use Shares delivered in connection with physical settlement under the PPV Confirmation only to close out open borrowings created in the course of Secured Party’s or its affiliates’ hedging activities related to its exposure under the PPV Confirmation.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Used Shares” has the meaning provided in Section 5(f)(i) of this Pledge Agreement.

“Voting Agreement” means the Voting and Standstill Agreement, dated November 10, 2015, among Lions Gate Entertainment Corp., Pledgor, Discovery Lightning Investments Ltd., John C. Malone, MHR Fund Management, LLC, Liberty Global PLC, Discovery Communications, Inc. and the Mammoth Funds (as defined therein).

“Voting Agreement Restriction” means the restrictions under Section 4.01 of the Voting Agreement, as such provision is in effect on the date hereof.

Section 2. The Security Interests.  In order to secure the full and punctual observance and performance by Pledgor of all Secured Obligations:

(a)           Pledgor hereby assigns and pledges to Secured Party, and grants to Secured Party, a first priority security interest in and to, and a lien upon, and right of set-off against, and transfers to Secured Party for security, with power of sale, all of Pledgor’s right, title and interest in and to (i) the Pledged Items; (ii) all additions to and substitutions, including without limitation any additional or substitute shares of any capital stock of any class, issued by Issuer in respect of any Shares constituting Collateral  (such additions and substitutions, “Additions and Substitutions”); (iii) the Collateral Account and all cash, instruments, securities and other financial assets (including security entitlements) (each as defined in Section 8-102 or Section 9-102 of the UCC, as applicable), including the Pledged Items and the Additions and Substitutions, and other funds, property or assets from time to time held therein or credited thereto; (iv) all interest, income, proceeds, distributions and collections received or to be received, or derived or to be derived, now or any time hereafter (whether before or after the commencement of any proceeding under applicable bankruptcy, insolvency or similar law, with respect to Pledgor)

from or in connection with any of the foregoing (including, without limitation, any shares of capital stock issued by any issuer in respect of any Shares or other securities constituting Collateral or any cash, securities or other property distributed in respect of or exchanged for any Shares or other securities constituting Collateral, or into which any such Shares or other securities are converted, in connection with any merger or similar event or otherwise, and any security entitlements in respect of any of the foregoing) and (v) all powers and rights now owned or hereafter acquired under or with respect to the Pledged Items or the Additions and Substitutions (clauses (i) through (v) being herein collectively called the “Collateral”).  Secured Party shall have all of the rights, remedies and recourse with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to Secured Party by this Pledge Agreement.

(b)           On or prior to the date hereof, Pledgor shall deliver to Secured Party in the manner described in Section 5(a)(ii) in pledge hereunder Collateral consisting of the Initial Shares.

(c)           In the event that the Issuer at any time issues to Pledgor in respect of any Shares constituting Collateral hereunder any Additions or Substitutions, Pledgor shall immediately deliver to Secured Party in accordance with Section 5(a) all Additions and Substitutions as additional Collateral hereunder.

(d)           The Security Interests are granted as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation or liability of Pledgor or the Issuer with respect to any of the Collateral or any transaction in connection with the Secured Obligations.

(e)           The parties hereto expressly agree that (i) all rights, assets and property at any time held in or credited to the Collateral Account other than Cash or other monies shall be treated as financial assets (as defined in Section 8-102 of the UCC) and (ii) until all Secured Obligations are satisfied in full, the Custodian will act only on entitlement orders (as defined in Section 8-102 of the UCC) or other instructions of Secured Party (without further consent of Pledgor).

Section 3. Representations and Warranties of Pledgor.  Pledgor hereby represents, warrants and covenants to Secured Party on the date hereof, on the Trade Date and on each date on which Pledgor delivers or Secured Party otherwise receives Collateral that:

(a)           Pledgor (i) owns and, at all times prior to the release of the Collateral pursuant to the terms of this Pledge Agreement, will own the Collateral free and clear of any Liens (other than the Security Interests and Permitted Liens) or Transfer Restrictions (other than any Securities Law Transfer Restrictions or the Voting Agreement Restriction or Investor Rights Agreement Restriction) and (ii) is not and will not become a party to or otherwise be bound by any agreement, other than this Pledge Agreement, the Account Control Agreement, and the Custodial Services Agreement that (x) restricts in any manner the rights, except as otherwise provided herein or therein or in the Voting Agreement or the Investor Rights Agreement, of any present or future owner (other than any future owner described in clause (y)) of the Collateral in respect thereof, (y) restricts in any manner (1) the rights of Secured Party to the extent Secured Party becomes the owner of any Collateral pursuant to the terms of the PPV Transaction Documents or this Pledge Agreement, (2) the rights of any other Person to whom Secured Party transfers or causes the transfer of any Collateral pursuant to the terms of the PPV Transaction Documents or this Pledge Agreement, or (3) the rights of any subsequent transferee of any of the foregoing, or (z) provides any Person other than Pledgor, Secured Party or any securities intermediary through whom any Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) with Control with respect to any Collateral. There are no restrictive legends on the certificate or certificates evidencing the Shares constituting Collateral.

(b)           This Pledge Agreement has been duly executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(c)

(i)
(A) The transactions contemplated by the PPV Transaction Documents and this Pledge Agreement is a “Hedging Transaction” (as defined in the Voting Agreement) in respect of Shares and (B) assuming Secured Party is a “Financial Institution” (as defined in the Voting Agreement), (x) Secured Party is a “Hedging Counterparty” (as defined in the Voting Agreement) in connection with such Hedging Transaction, and (y) neither the entry into or performance of the PPV Transaction Documents and this Pledge Agreement nor any (a) payment or settlement, (b) granting of any lien, pledge, security interest or other encumbrance in or on the Shares to Secured Party, (c) rehypothecation of any Shares by Secured Party, or (d) transfer to, by or at the request of Secured Party in connection with an exercise of remedies by Secured Party, in each case pursuant to the PPV Transaction Documents and this Pledge Agreement, shall constitute a “Transfer” within the meaning of the Voting Agreement.

(ii)
(A) The transactions contemplated by the PPV Transaction Documents and this Pledge Agreement is a “Hedging Transaction” (as defined in the Investor Rights Agreement) in respect of Shares and (B) assuming Secured Party is a “Financial Institution” (as defined in the Investor Rights Agreement), (x) Secured Party is a “Hedging Counterparty” (as defined in the Investor Rights Agreement) in connection with such Hedging Transaction, and (y) neither the entry into or performance of the PPV Transaction Documents and this Pledge Agreement nor any (a) payment or settlement (including, following the first anniversary of the date of the Investor Rights Agreement, physical settlement), (b) granting of any lien, pledge, security interest or other encumbrance in or on the Shares to Secured Party, (c) rehypothecation of any Shares by Secured Party, or (d) transfer to, by or at the request of Secured Party in connection with an exercise of remedies by Secured Party, in each case pursuant to the PPV Transaction Documents and this Pledge Agreement, shall constitute a “Transfer” within the meaning of the Investor Rights Agreement.

(d)           Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests, no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien, security interest or other encumbrance of any kind on such Collateral.

(e)           None of Pledgor’s execution, delivery or performance of this Pledge Agreement, the PPV Transaction Documents, or Secured Party’s exercise of any of its rights and remedies with respect to this Pledge Agreement or the PPV Transaction Documents, (i) will violate or conflict with the terms of Pledgor’s organizational documents, (ii) will in any material respect violate or conflict with any agreement made by or applicable to Pledgor or (iii) will in any material respect violate or conflict with any law, rule, provision, policy or order applicable to Pledgor or the Collateral (subject to compliance with any applicable federal or state securities or “blue sky” laws in connection with any disposition of Collateral pursuant to the exercise of default remedies).

(f)           Any securities at any time pledged hereunder (or in respect of which security entitlements are pledged hereunder) are and will be issued by an issuer organized under the laws of the United States, any State thereof, the District of Columbia or Canada and (i) certificated (and the certificate or certificates in respect of such Collateral are and will be located in the United States) and (A) registered in the name of Pledgor, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance reasonably satisfactory to the Custodian and Secured Party, or (B) held through a securities intermediary whose jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States or (ii) uncertificated and either registered in the name of Custodian or held through a securities intermediary whose jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States; provided, that this representation shall not be deemed to be breached if, at any time, any such securities are issued by an issuer that is not organized under the laws of Canada or the United States, any State thereof or the District of Columbia, and the parties hereto agree to procedures or amendments hereto necessary to enable Secured Party to maintain a valid and continuously perfected Security Interest in such Collateral, in respect of which Secured Party will have Control, subject to no prior Lien other than Permitted Liens.  The parties hereto agree to negotiate in good faith any such procedures or amendments.

(g)           Upon (i) in the case of Collateral consisting of investment property (as defined in Section 9-102(a)(49) of the UCC), (A) the delivery of certificates evidencing any such investment property consisting of certificated Shares or other securities registered in the name of Pledgor to Secured Party in accordance with Section 5(a)(i), or the delivery of any such investment property consisting of uncertificated Shares or other securities in accordance with Section 5(a)(ii) or 5(a)(iii), as applicable, and (B) in each case, the crediting of such investment property to the Collateral Account, (ii) in the case of Collateral not consisting of investment property (as defined in Section 9-102(a)(49) of the UCC) or Cash, the filing of a UCC-1 financing statement with an appropriate filing office, or (iii) in the case of Cash, the crediting of such Cash to the Collateral Account in accordance with Section 5(b), Secured Party will have, in each case, a valid and perfected Security Interest in such Collateral, in respect of which Secured Party will have (in the case of Collateral consisting of investment property) Control, subject to no prior Lien other than Permitted Liens.

(h)           No  recordation or filing with any governmental body, agency or official is required in connection with the execution and delivery of this Pledge Agreement or necessary for the validity or enforceability hereof or thereof or for the perfection or enforcement of the Security Interests.

(i)           Pledgor has not performed and will not perform any acts, other than those expressly permitted by the PPV Transaction Documents, that might prevent Secured Party from enforcing any of the terms of this Pledge Agreement or that might limit Secured Party in any such enforcement.

(j)           There is not pending or, to Pledgor’s knowledge, threatened against Pledgor, any action, suit or proceeding before any court, tribunal, governmental body, agency or official or any arbitrator that could be reasonably expected to affect the legality, validity or enforceability against Pledgor of this Pledge Agreement or Pledgor’s ability to perform Pledgor’s obligations under this Pledge Agreement.

(k)           Pledgor is a limited liability company organized solely under the laws of the England and Wales.

(l)           No local filing is required to perfect any Security Interest in the Collateral.

Section 4. Certain Covenants of Pledgor.  Pledgor agrees that, so long as any Secured Obligation remains outstanding:

(a)           Pledgor shall ensure at all times that a Collateral Event of Default shall not occur.

(b)           Pledgor shall, at the expense of Pledgor and in such manner and form as Secured Party may require, give, execute, deliver, file and record any financing statement, notice, instrument, document, undated stock or bond powers or other instruments of transfer, agreement or other papers that may in Secured Party’s reasonable discretion as notified to Pledgor be necessary or desirable in order (i) to create, preserve, or perfect any Security Interest granted pursuant hereto, (ii) to create or maintain Control with respect to any such Security Interests in the Collateral or any part thereof or (iii) to enable Secured Party to exercise and enforce its rights hereunder with respect to such Security Interest.  To the extent permitted by applicable law, Pledgor hereby authorizes Secured Party to execute and file, in the name of Pledgor as debtor, UCC financing or continuation statements that Secured Party in its sole discretion may deem necessary or desirable to further perfect, or maintain the perfection of, the Security Interests.

(c)           Pledgor shall warrant and defend Pledgor’s title to the Collateral, subject to the rights of Secured Party and any person with a claim against Secured Party or Custodian, against the claims and demands of all persons.  Secured Party may elect, but without an obligation to do so, to discharge any Lien (other than a Permitted Lien) of any third party (other than any person with a claim against Secured Party or Custodian) on any of the Collateral, if, after notice from Secured Party to Pledgor of the existence of such Lien, the Pledgor does not cause such Lien to be lifted or stayed or bonded within one Business Day of effective delivery of such notice.

(d)           [Reserved].

(e)           Pledgor agrees that Pledgor shall not (i) create or permit to exist any Lien (other than any Permitted Lien) or any Transfer Restriction (other than any Securities Law Transfer Restrictions or the Voting Agreement Restriction or Investor Rights Agreement Restriction) upon or with respect to the Collateral, (ii) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral or (iii) enter into or consent to any agreement pursuant to which any Person other than Pledgor, Secured Party and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have Control in respect of any Collateral.

Section 5. Maintenance and Administration of the Collateral.

(a)           Any delivery by Pledgor of investment property (as defined in Section 9-102(a)(49) of the UCC) as Collateral to Secured Party shall be effected (i) in the case of such Collateral consisting of certificated Shares or other certificated securities registered in the name of Pledgor, by delivery of certificates representing such Shares or other securities to the Custodian, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to the Custodian and Secured Party, and the crediting by the Custodian of such securities to the Collateral Account, (ii) in the case of such Collateral consisting of uncertificated Shares or other securities (including, without limitation, the Initial Shares) in respect of which security entitlements are held by Pledgor through a securities intermediary (including, without limitation, Secured Party or the Custodian), by the crediting of such Shares or securities, accompanied by any required transfer tax stamps, to a securities account of the Custodian at such securities intermediary or, at the option of the Custodian, at another securities intermediary satisfactory to the Custodian and Secured Party and the crediting by the Custodian of such Shares or securities to the Collateral Account, (iii) in the case of such Collateral consisting of uncertificated Shares or other securities registered by the issuer thereof or its transfer agent, by the registering of such Shares or other securities in the name of the Custodian and the crediting by the Custodian of such securities to the Collateral Account or (iv) in the case of any other Collateral, by complying with such alternative delivery instructions as Secured Party shall provide to Pledgor in writing.

(b)           Any delivery by Pledgor of Cash as Collateral shall be effected by the delivery of such Cash to the Collateral Account.

(c)           If on any Business Day Secured Party determines that a Collateral Event of Default shall have occurred, Secured Party shall promptly notify Pledgor of such determination by telephone call to an Authorized Officer of Pledgor, followed by a written confirmation of such call.

(d)           Secured Party may, after the occurrence and during the continuance of a Default Event, cause any or all of the Collateral pledged hereunder not registered in the name of Secured Party or its nominee to be transferred of record into the name of Secured Party or its nominee.  Pledgor shall promptly give to Secured Party copies of any notices or other communications received by Pledgor with respect to Collateral pledged hereunder registered in the name of Pledgor or Pledgor’s nominee.

(e)           Pledgor agrees that Pledgor shall forthwith upon demand pay to Secured Party:

(i)
the amount of any taxes that Secured Party may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon (other than any Permitted Lien) if Pledgor shall not, within one Business Day of Secured Party’s demand, have caused such Lien to be lifted or stayed or bonded, and

(ii)
the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, that Secured Party may incur in connection with (A) the enforcement of this Pledge Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of the Security Interests, (B) the collection, sale or other disposition of any of the Collateral, (C) the exercise by Secured Party of any of the rights conferred upon it hereunder or (D) any Default Event.

Any such amount not paid on demand shall bear interest (computed on the basis of a year of 360 days and payable for the actual number of days elapsed) at a rate per annum equal to 5% plus the prime rate as published in The Wall Street Journal, Eastern Edition in effect from time to time during the period from the date hereof to the date of the termination of this Pledge Agreement.

(f)           Right of Use.

(i)
In the event Pledgor permits Secured Party to take by rehypothecation Shares then held in the Collateral Account pursuant to the provisions under the heading “Increased Cost of Stock Borrow” in the PPV Confirmation, Secured Party shall rehypothecate a number of Shares (any Shares so rehypothecated, “Used Shares”) in an amount equal to the lesser of (x) the number of Affected Shares (as defined in the PPV Transaction Documents) and (y) the number of Shares then held in the Collateral Account.

(ii)
At any time and from time to time, Used Shares shall be allocated to Components (each Component to which Used Shares have been allocated, an “Affected Component”) in increasing order of maturity until the aggregate of the Number of Shares (as defined in the PPV Confirmation) in respect of Affected Components is equal to or greater than the aggregate number of Used Shares at such time.

(iii)
Secured Party shall deliver or pay (in each case, by causing to be credited to the Collateral Account) on the distribution date for any cash or non-cash distribution in respect of Used Shares, an amount in respect of such cash or non-cash distribution equal to the Replacement Dividend Amount less the amount (if any) that Secured Party is required by applicable law to deduct or withhold for or on account of any Tax (as defined in the PPV Transaction Documents).  “Replacement Dividend Amount” shall mean the sum of (A) the gross amount per Share of any cash or non-cash distribution in respect of Used Shares to the extent the number of Used Shares does not exceed Secured Party’s Theoretical Delta (as defined in the PPV Transaction Documents) and (B) the amount per Share of any cash or non-cash distribution that Secured Party receives (or would have received had it held the Used Shares) in respect of Used Shares, net of any withholding or deduction for or on account of any Tax, on a number of Used Shares equal to the excess (if any) of the number of Used Shares over Secured Party’s Theoretical Delta.

(iv)
Secured Party shall, subject to Section 5(f)(v) of this Pledge Agreement return Used Shares to the Collateral Account on the applicable Settlement Date or Cash Settlement Payment Date (each as defined in the PPV Confirmation) for the Affected Component to which such Used Shares have been allocated in accordance with Section 5(f)(ii) of this Pledge Agreement.  For the avoidance of doubt, Pledgor shall not have the right to demand the return of any Used Shares prior to the applicable Settlement Date, Cash Settlement Payment Date or Unwind Amount Payment Date (as defined in the PPV Transaction Documents).

(v)
If Physical Settlement (as defined in the PPV Confirmation) is applicable to any Affected Component, (A) Pledgor hereby authorizes Secured Party to retain the Used Shares allocated to such Affected Component in satisfaction of Pledgor’s obligation to deliver the Number of Shares to be Delivered (as defined in the PPV Confirmation) in respect such Affected Component (and the Number of Shares to be Delivered in respect such Affected Component shall be reduced by the number of Used Shares so retained) and (B) if the Number of Shares to Be Delivered in respect of an Affected Component exceeds the number of Used Shares so retained, Secured Party shall be entitled to direct the Custodian to deliver or cause to be delivered to Secured Party or an affiliate of Secured Party designated by Secured Party, a number of Shares in the Collateral Account corresponding to such excess in satisfaction of Pledgor’s obligation to deliver Shares to the Secured Party.  If the Used Shares allocated to an Affected Component exceeds the Number of Shares to be Delivered in respect of such Affected Component to which Physical Settlement applies or if Cash Settlement applies to such Affected Component or if such Affected Component is terminated (in whole or in part) pursuant to an Optional Early Termination (as defined in the PPV Transaction Documents), Secured Party shall return such excess Used Shares (in the case of Physical Settlement), all such Used Shares (in the case of Cash Settlement or an Optional Early Termination of such Affected Component in whole) or a pro rata portion of such Used Shares (in the case of an Optional Early Termination of such Affected Component in part) to the Collateral Account on the applicable Settlement Date, Cash Settlement Payment Date or Unwind Amount Payment Date, unless Secured Party determines that such return would cause an Increased Cost of Stock Borrow under the PPV Confirmation, in which case such Used Shares shall be retained by Secured Party and reallocated in accordance with Section 5(f)(ii) of this Pledge Agreement.
(vi)	Following a Default Event, Secured Party shall be entitled to rehypothecate any Collateral not already rehypothecated, but only in accordance with the limitations set forth below in Section 7(b).

(g)           If, at any time, Pledgor is obligated pursuant to the PPV Transaction Documents to (x) deliver any Shares to the Secured Party, or (y) pay or deliver any other Collateral to the Secured Party, unless Pledgor shall have otherwise timely satisfied such obligation, then (i) Secured Party shall be entitled to direct the Custodian to deliver or cause to be delivered to Secured Party or an affiliate of Secured Party designated by Secured Party, from the Collateral Account, Shares for any Shares required to be delivered pursuant to clause (x), or (ii) Secured Party shall be entitled to direct the Custodian to pay or deliver, or cause to be paid or delivered to Secured Party, from the Collateral Account, other Collateral owed or required to be delivered pursuant to clause (y), as applicable, in each case, to the extent of and in satisfaction of Pledgor’s obligations under the PPV Transaction Documents.  Upon any such delivery under clause (i) or payment or delivery under clause (ii), Secured Party or such affiliate of Secured Party shall hold such Shares or other Collateral absolutely and free from any claim or right whatsoever (including, without limitation, any claim or right of Pledgor).

Section 6. Income and Voting Rights in Collateral.

(a)           On or after the date hereof, all cash and non-cash proceeds of the Collateral, including, without limitation, any dividends, interest and other distributions on the Collateral, received by Secured Party or the Custodian shall be credited to the Collateral Account, subject to the Lien created hereunder.

(b)           If Pledgor shall be obligated under the PPV Transaction Documents to deliver or pay any dividends, interest, or other distributions to Secured Party, then if and to the extent that such dividends, interest, or other distributions are credited to and remain in the Collateral Account and unless Pledgor shall have otherwise satisfied such obligation, Secured Party shall be entitled to direct the Custodian to pay or deliver to or as directed by Secured Party from the Collateral Account such dividends, interest, or other distributions and apply such dividends, interest, or other distributions in satisfaction of such obligation of Pledgor.

(c)           Unless a Default Event, Event of Default or a Potential Event of Default (as defined in the PPV Transaction Documents) shall have occurred and be continuing, Secured Party shall direct the Custodian to pay to Pledgor from the Collateral Account any cash distributions on the Shares credited to the Collateral Account to the extent any excess remains after Pledgor has satisfied its obligations under the PPV Transaction Documents to pay amounts in respect of such cash distributions to Secured Party.  Unless a Default Event, Event of Default or Potential Event of Default shall have occurred and be continuing, Secured Party shall direct the Custodian to deliver to Pledgor from the Collateral Account any non-cash distributions on the Shares (other than any such non-cash distribution of Shares or that constitutes a Spin-off (as defined in the PPV Confirmation)) credited to the Collateral Account to the extent Pledgor has satisfied its obligations under the PPV Transaction Documents to deliver amounts or assets in respect of such distributions to Secured Party.

If an Event of Default has occurred and is continuing, unless Secured Party shall have declared an Early Termination Date (as defined in the PPV Transaction Documents) within 60 days of Pledgor’s notice to Secured Party of the occurrence of such Event of Default, such Event of Default shall be deemed to have been permanently waived by the Secured Party solely for purposes of this Section 6(c).

(d)           Any proceeds of the Collateral that are received by Pledgor contrary to the provisions of this Pledge Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from other property of Pledgor and shall immediately be delivered over to Secured Party to be credited to the Collateral Account to be held as Collateral in the same form as received or otherwise delivered to Secured Party as Secured Party may instruct (with any necessary endorsement).

(e)           Unless a Default Event shall have occurred and be continuing, (i) Pledgor shall have the exclusive right, from time to time, to vote and to give all consents, ratifications and waivers with respect to the Collateral and (ii) Secured Party shall not instruct the Custodian with respect to voting any of the Collateral.

(f)           If a Default Event shall have occurred and be continuing Secured Party shall have the right, to the extent permitted by law and subject to the limitations set forth below in Section 7(b), (i) to deliver to the Custodian a written notice of the occurrence and continuance of such Default Event (provided that Secured Party shall promptly rescind any such notice if such Default Event ceases to be continuing) and (ii) while such notice is effective, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Collateral with the same force and effect as if Secured Party were the absolute and sole owner thereof.

Section 7. Remedies upon Default Events.

(a)           If any Default Event shall have occurred and be continuing, Secured Party may exercise all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, may:

(i)
purchase or cause to be purchased by an affiliate from the Collateral Account, Collateral consisting of Shares or other securities with a market value, as reasonably determined by the Secured Party, up to the value sufficient to satisfy in full all Secured Obligations then due and payable, and set off against or apply to the Secured Party’s obligation to pay the purchase price, the Secured Obligations then due and payable, whereupon Secured Party shall hold such Shares or other securities absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted;

(ii)
sell or cause the sale of any Collateral as may be necessary to generate proceeds up to the amount sufficient to satisfy in full all Secured Obligations, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as Secured Party may deem satisfactory;

(iii)	apply any Cash on deposit in the Collateral Account to any Secured Obligation; and

(iv)	take any combination of the actions described in clauses (i) through (iii) above;

provided that Secured Party shall give Pledgor not less than three day’s prior written notice of the time and place of any delivery, sale or other intended disposition of any of the Collateral, except any Collateral that threatens to decline speedily in value, including, without limitation, equity securities, or is of a type customarily sold on a recognized market.  Secured Party and Pledgor agree that such notice constitutes “reasonable authenticated notification of disposition” within the meaning of Section 9-611 of the UCC.  Pledgor and Secured Party hereby acknowledge and agree that the Shares are of a type customarily sold on a recognized market.

Pledgor covenants and agrees that Pledgor will execute and deliver such documents and take such other action as Secured Party deems necessary or advisable in order that any such sale may be made in compliance with law.  Upon any such sale Secured Party shall have the right to deliver, assign and transfer to the buyer thereof the Collateral so sold.  Each buyer at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted.  The notice (if any) of such sale required by Section 9-611 of the UCC shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker’s board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale.  At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as Secured Party may determine.  Secured Party shall not be obligated to make any such sale pursuant to any such notice.  Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.  In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the sale price is paid by the buyer thereof, but Secured Party shall not incur any liability in case of the failure of such buyer to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.  Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(b)           Pledgor and Secured Party agree that Secured Party shall not be entitled to exercise its rights, including, without limitation, voting rights, and remedies hereunder in a manner that would  cause Secured Party or its affiliates, or any “group” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) that includes (or may be deemed to include) Secured Party or its affiliates, to become at any one time the beneficial owner, within the meaning of Section 13 or Section 16 of the Exchange Act, of more than 9.0% of the Shares of the Issuer then outstanding.  Pledgor hereby (i) acknowledges that selling or otherwise disposing of the Collateral in accordance with the restriction set forth in this Section 7(b) may result in prices and terms less favorable to Secured Party than those that could be obtained by selling or otherwise disposing of the Collateral without regard to such restriction and (ii) agrees and acknowledges that no method of sale or other disposition of Collateral shall be deemed commercially unreasonable because of any action taken or not taken by Secured Party to comply with such restrictions.

(c)           Pledgor hereby irrevocably appoints Secured Party Pledgor’s true and lawful attorney, with full power of substitution, in the name of Pledgor, Secured Party or otherwise, for the sole use and benefit of Secured Party, but at the expense of Pledgor, to the extent permitted by law, to exercise, at any time and from time to time while a Default Event has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

(i)	to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

(ii)	to settle, compromise, compound, prosecute or defend any action or proceeding in respect thereof;

(iii)
to sell, transfer, assign or otherwise deal in or with the same or the proceeds thereof, as fully and effectually as if Secured Party were the absolute owner thereof (including, without limitation, the giving of instructions and entitlement orders in respect thereof); and

(iv)	to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto.

(d)           Upon any delivery or sale of all or any part of any Collateral made either under the power of delivery or sale given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Pledge Agreement, Secured Party is hereby irrevocably appointed the true and lawful attorney of Pledgor, in the name and stead of Pledgor, to make all necessary deeds, bills of sale, instruments of assignment, transfer or conveyance of the property, and all instructions and entitlement orders in respect of the property, thus delivered or sold.  For that purpose Secured Party may execute all such documents, instruments, instructions and entitlement orders.  This power of attorney shall be deemed coupled with an interest, and Pledgor hereby ratifies and confirms that which Pledgor’s attorney acting under such power, or such attorney’s successors or agents, shall lawfully do by virtue of this Pledge Agreement.  If so requested by Secured Party or by any buyer of the Collateral or a portion thereof, Pledgor shall further ratify and confirm any such delivery or sale by executing and delivering to Secured Party or to such buyer or buyers at the expense of Pledgor all proper deeds, bills of sale, instruments of assignment, conveyance or transfer, releases, instructions and entitlement orders as may be designated in any such request.

(e)           If a Default Event shall have occurred and be continuing, Secured Party may proceed to realize upon the Security Interests in the Collateral against any one or more of the types of Collateral, at any time, as Secured Party shall determine in its sole discretion subject to the foregoing provisions of this Section 7.  The proceeds of any sale of, or other realization upon, or other receipt from, any of the Collateral shall be applied by Secured Party in the following order of priorities:

first, to the payment to Secured Party of the expenses of such sale or other realization, including reasonable compensation to the agents and counsel of Secured Party, and all expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including brokerage fees in connection with the sale by Secured Party of any Collateral, and any expenses described in Section 5(e);

second, to the payment to Secured Party of the aggregate amount (or the value of any delivery or other performance) owed by Pledgor to Secured Party under the Secured Obligations; and

finally, if all of the Secured Obligations have been fully discharged or sufficient funds have been set aside by Secured Party at the request of Pledgor for the discharge thereof, any remaining proceeds shall be released to Pledgor.

(f)           The Secured Party agrees that it will not give any entitlement order directing a disposition or transfer of Shares except (i) as expressly permitted by the PPV Transaction Documents or this Pledge Agreement or (ii) pursuant to the exercise of its rights as a secured party under the UCC following a Default Event that has occurred and is continuing.

(g)           If a Default Event occurs, it shall be deemed to be continuing unless (i) it is expressly waived by Secured Party in writing or (ii) it is cured in accordance with the terms of this Pledge Agreement or the PPV Transaction Documents prior to any action having been taken by Secured Party pursuant to this Section.

Section 8. Set-off.  (a)  In addition to and without limiting any right to set off that Secured Party may have as a matter of law, pursuant to contract or otherwise, Secured Party may reduce (at any time when a Default Event shall have occurred and shall be continuing) any amount payable by or other obligation of Secured Party to Pledgor by its set-off against any amount payable by or other obligation of Pledgor to Secured Party arising under the PPV Transaction Documents (whether or not matured or contingent and irrespective of the currency, place of payment or place of booking of the obligation).  To the extent that such amounts are set off, such obligations will be discharged promptly and in all respects.  Secured Party shall give notice to Pledgor after any set-off effected pursuant to this Section 8.

(b)      In the exercise of its set-off rights as set forth in this Section 8, Secured Party may set off any obligation it may have to release from the Security Interests or return to Pledgor any Collateral consisting of cash pursuant to the terms of this Pledge Agreement (whether or not then due) against any right Secured Party may have against Pledgor pursuant to this Pledge Agreement to receive a payment of cash pursuant to any provision of the PPV Transaction Documents or this Pledge Agreement.  If an obligation or right is unascertained at the time of any such set-off, Secured Party may in good faith estimate the amount or value of such obligation or right, in which case set-off will be effected in respect of that estimate, and the Secured Party shall account to the Pledgor at the time such obligation or right is ascertained.

Section 9. Miscellaneous.

(a)           To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Pledge Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

(b)           Any provision of this Pledge Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Pledgor and Secured Party or, in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c)           All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard forms of telecommunication.  Notices to Pledgor shall be directed to Pledgor at:
Liberty Global Incorporated Limited
c/o Liberty Global
12300 Liberty Boulevard
Englewood, CO 80112
Facsimile:        303-220-6691
Attention:       General Counsel / Legal Department

With a copy to:

Liberty Global
Griffin House
161 Hammersmith Road
Hammersmith, W6 8BS
United Kingdom
Facsimile:        +44 20 8483 6400
Attention:       Nick Marchant, Matt Read, Ruchi Kaushal, Ian Johnston

Shearman & Sterling LLP
599 Lexington Avenue,
New York, NY 10022
Facsimile:        646-848-7367
Attention:       Patrick Clancy, Donna Parisi, Harald Halbhuber

With mandatory e-mail to all of the following addresses:
E-mail: nmarchant@libertyglobal.com, mread@libertyglobal.com, rkaushal@libertyglobal.com, ijohnston@libertyglobal.com, dparisi@shearman.com, harald.halbhuber@shearman.com, patrick.clancy@shearman.com and notices to Secured Party shall be directed to:
Bank of America, N.A.
c/o Bank of America Merrill Lynch
2 King Edward Street
London, EC1A 1HQ, UK
Attention: Strategic Equity Solutions Group
Facsimile No: +44 20 7996 2030
With mandatory e-mail to all of the following addresses:
E-mail: sambacor.ndiaye@baml.com, kevin.e.o’sullivan@baml.com, sem.hamzaoui@baml.com, ekaterina.sidorenko@baml.com, francois.lu@baml.com, yury.d.mulman@baml.com.

(d)           All calculations and determinations required hereunder shall be made by Secured Party acting in good faith and in a reasonable manner.

(e)           THIS PLEDGE AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING HERETO SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE);

PROVIDED THAT AS TO COLLATERAL LOCATED IN ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK, SECURED PARTY SHALL HAVE, IN ADDITION TO ANY RIGHTS UNDER THE LAW OF THE STATE OF NEW YORK, ALL OF THE RIGHTS TO WHICH A SECURED PARTY IS ENTITLED UNDER THE LAW OF SUCH OTHER JURISDICTION.  THE PARTIES HERETO HEREBY AGREE THE CUSTODIAN’S JURISDICTION, WITHIN THE MEANING OF SECTION 8-110(e) OF THE UCC, INSOFAR AS IT ACTS AS A SECURITIES INTERMEDIARY HEREUNDER OR IN RESPECT HEREOF, IS THE STATE OF NEW YORK.

(f)           EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS PLEDGE AGREEMENT OR OTHER DOCUMENT RELATED HERETO.  EACH PARTY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

(g)           EACH PARTY TO THIS PLEDGE AGREEMENT HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY FOR ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS PLEDGE AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO, OR THE ACTIONS OF SECURED PARTY OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(h)           This Pledge Agreement may be executed, acknowledged and delivered in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same agreement.

(i)           The parties hereto agree and acknowledge that this Pledge Agreement shall be a “Credit Support Document” (as defined in the Master Agreement) under the PPV Transaction Documents with respect to Pledgor.

(j)           Safe Harbors.

(i)
The parties hereto intend (but Pledgor does not represent or warrant or covenant) that (A) Secured Party is a “financial institution,” “swap participant” and “financial participant” within the meaning of Sections 101(22), 101(53C) and 101(22A) of the Bankruptcy Code, (B) the PPV Confirmation is a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery thereunder or in connection therewith is a “settlement payment” and/or “margin payment” and a “transfer” within the meaning of Sections 546(e) and 548(d) of the Bankruptcy Code,

(C) the PPV Confirmation is a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery thereunder or in connection therewith is a “transfer” within the meaning of Section 546(g) of the Bankruptcy Code, (D) this Pledge Agreement is a “security agreement or arrangement” or other “credit enhancement” that forms a part of and is related to such “securities contract” and such “swap agreement,” within the meaning of Section 362(b) of the Bankruptcy Code, (E) the rights given to Secured Party hereunder and under the PPV Confirmation and the Master Agreement upon the occurrence of an Event of Default with respect to the other party constitute “contractual rights” to cause the liquidation, termination or acceleration of, and to offset or net out termination values, payment amounts and other transfer obligations under or in connection with a “securities contract” and a “swap agreement” and “contractual rights” under a security agreement or arrangement forming a part of or related to a “securities contract” and a “swap agreement,” as such terms are used in Sections 555, 560, 561, 362(b)(6) and 362(b)(17) of the Bankruptcy Code, and (F) Secured Party is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 362(o), 546(e), 546(g), 548(d)(2), 555, 560 and 561 of the Bankruptcy Code.

(ii)
The parties hereto intend (but neither Secured Party nor Pledgor represent or warrant or covenant) that this Pledge Agreement, together with the Custodial Services Agreement and the Account Control Agreement, shall constitute a “security financial collateral agreement” for purposes of the Financial Collateral Arrangements (No. 2) Regulations 2003 (as amended) and Section 17 thereof shall apply to the Section 7 hereof.

(k)           Subject to the following, neither Pledgor nor Secured Party may assign its rights or obligations under this Pledge Agreement, except with the prior written consent of the other party.  Notwithstanding the foregoing, (i) Secured Party may, from time to time, without the consent of Pledgor assign any or all of its rights or obligations hereunder in part or in whole to an assignee to which the PPV Confirmation has been assigned in accordance with the PPV Confirmation, and (ii) Pledgor may, from time to time, without the consent of Secured Party, assign its rights, obligations and liabilities hereunder to a Person to which the PPV Transaction Documents have been assigned in accordance with the PPV Transaction Documents, but only to the extent of such assignment of the PPV Transaction Documents, and Pledgor will be deemed released from its rights, obligations and liabilities under this Pledge Agreement to the extent of such assignment of this Pledge Agreement.

(l)           If there is any inconsistency between this Pledge Agreement, the Account Control Agreement and the Custodial Services Agreement, the following will prevail in the order of precedence indicated:  (i) this Pledge Agreement; (ii) the Account Control Agreement; and (iii) the Custodial Services Agreement.

Section 10. Process Agent, Service of Process.  Pledgor irrevocably appoints Corporation Service Company, located at 180 Avenue of the Americas, Suite 210, New York, New York 10036-8401, for Pledgor and on Pledgor’s behalf, as its agent to receive service of process in any suit, action or proceeding relating to any dispute arising out of or in connection with this Pledge Agreement.  If for any reason Pledgor’s process agent is unable to act as such, Pledgor will promptly notify Secured Party and within 30 days appoint a substitute process agent acceptable to Secured Party.  Pledgor irrevocably consents to service of process given in the manner provided for notices in Section 9(c).

Section 11.  Continuing Security Interest.  This Pledge Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment and performance in full of the Secured Obligations and termination by the parties; (ii) be binding upon Pledgor and (iii) inure to the benefit of, and be enforceable by, Secured Party and its successors and permitted transferees and assigns.

Section 12.  Termination of Pledge Agreement.

(a)           This Pledge Agreement and the rights granted by Pledgor in the Collateral shall cease and terminate upon satisfaction in full of all of the Secured Obligations (other than indemnification obligations that shall not have been the subject of a demand against Pledgor).  Any Collateral remaining at the time of such termination shall be fully released and discharged from the Security Interests and delivered to Pledgor by Secured Party, all at the request and expense of Pledgor.

(b)

(i)
Upon satisfaction by Pledgor of all Secured Obligations (other than Secured Obligations in respect of indemnities that have not been claimed) in respect of any Component of any Tranche (including any obligation to pay or deliver any amounts in respect of any Cash Payment Settlement Date or Settlement Date (each as defined in the PPV Transaction Documents), as applicable, for each Component of such Tranche), unless an Event of Default or Potential Event of Default (as defined in the PPV Transaction Documents) shall have occurred and be continuing or a Collateral Event of Default shall have occurred and be continuing or would occur as a result of the following release and discharge, Secured Party shall (i) fully release and discharge from the Security Interests a number of Shares equal to the excess, if any, of the Number of Shares (as defined in the PPV Transaction Documents) of such Component over the number of Shares delivered to Secured Party (if any) in satisfaction of Pledgor’s Secured Obligations in respect of such Component and (ii) direct the Custodian to deliver such excess number of Shares at the direction of the Pledgor.

(ii)
In the event of any Optional Early Termination (as defined in the PPV Transaction Documents), upon satisfaction by Pledgor of all Secured Obligations (other than Secured Obligations in respect of indemnities that have not been claimed) in respect of such Optional Early Termination (including each obligation to pay amounts in respect of each related Unwind Amount Prepayment Date and Unwind Amount Payment Date (each as defined in the PPV Transaction Documents), as applicable), unless an Event of Default or Potential Event of Default (as defined in the PPV Transaction Documents) shall have occurred and be continuing or a Collateral Event of Default shall have occurred and be continuing or would occur as a result of the following release and discharge, Secured Party shall (i) fully release and discharge from the Security Interests a number of Shares equal to number of Shares subject to such Optional Early Termination and (ii) direct the Custodian to deliver such number of Shares at the direction of the Pledgor.

(iii)
If any Used Shares have been returned to the Collateral Account pursuant to Section 5(f)(v), such Used Shares shall be the first Shares delivered at the direction of the Pledgor pursuant to this Section 12(b).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have signed this Pledge Agreement as of the date and year first above written.

PLEDGOR:

LIBERTY GLOBAL INCORPORATED LIMITED

By:	/s/ Jeremy Evans	By:	/s/ Charlie Bracken

Name:	Jeremy Evans	Name:	Charlie Bracken

Title:	Director	Title:	Director

[Signature Page to Pledge Agreement]

SECURED PARTY:

BANK OF AMERICA, N.A.

By:	/s/ Yury Mulman

Name:	Yury Mulman

Title:	Director

[Signature Page to Pledge Agreement]